UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 29, 2011, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Arkansas Facilities Agreement”) with Little Rock Aviv, L.L.C., Woodland Arkansas, L.L.C. and Northridge Arkansas, L.L.C. (together, the “Arkansas Facilities Sellers”) to acquire certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising: (i) Little Rock Health & Rehab, a 157 bed skill nursing facility located in Little Rock, Arkansas; (ii) Northridge Healthcare and Rehabilitation Center, a 140 bed skilled nursing facility located in North Little Rock, Arkansas; and (iii) Woodland Hills Healthcare and Rehabilitation, a 140 bed skilled nursing facility located in Little Rock, Arkansas, for an aggregate purchase price of $27,280,000, subject to the terms and conditions of the Arkansas Facilities Agreement (the “Arkansas Facilities Purchase”).  Upon not less than three business days’ notice to the Arkansas Facilities Sellers, AdCare Holdings may assign its right and liabilities under the Arkansas Facilities Agreement to one or more entities which are owned or controlled directly by AdCare Holdings.

Pursuant to the Arkansas Facilities Agreement, AdCare Holdings deposited $500,000 (the “Arkansas Facilities Deposit”) into escrow to be held as earnest money and will deposit an additional $600,000 (the “Arkansas Facilities Inspection Deposit”) into escrow to be held as earnest money upon completion of an inspection of the Arkansas Facilities by AdCare Holdings.  If AdCare Holdings terminates the Arkansas Facilities Agreement due to Arkansas Facilities Sellers’ failure to satisfy certain conditions set forth therein, then the Arkansas Facilities Deposit shall be returned to AdCare Holdings.  If AdCare Holdings does not consummate the Arkansas Facilities Purchase (other than in connection with AdCare Holdings’ termination of the Arkansas Facilities Agreement as permitted therein), then the Arkansas Facilities Sellers will retain the Arkansas Facilities Deposit and the Arkansas Facilities Inspection Deposit, if applicable.  Upon consummation of the Arkansas Facilities Purchase, the Arkansas Facilities Deposit and the Arkansas Facilities Inspection Deposit will be retained by the Arkansas Facilities Sellers and applied against the purchase price therefor.

The closing of the Arkansas Facilities Purchase is expected to occur on March 1, 2012.  AdCare Holdings may extend the closing until March 31, 2012, subject to AdCare Holdings’ payment of an additional $500,000 in earnest money (which shall be held and disbursed as part of the Arkansas Facilities Deposit) and as otherwise permitted under the terms of the Arkansas Facilities Agreement.  The Arkansas Facilities Sellers may extend the closing date for up to 90 days in the event the Arkansas Facilities Sellers decide to structure the Arkansas Facilities Purchase as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.  The closing of the Arkansas Facilities Purchase is subject to customary closing conditions, indemnification provisions and termination provisions.

The foregoing description of the Arkansas Facilities Agreement is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                             Exhibits.

2.1	Purchase and Sale Agreement, dated as of December 29, 2011, among Little Rock Aviv, L.L.C., Woodland Arkansas, L.L.C., Northridge Arkansas, L.L.C. and AdCare Property Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

2.1	Purchase and Sale Agreement, dated as of December 29, 2011, among Little Rock Aviv, L.L.C., Woodland Arkansas, L.L.C., Northridge Arkansas, L.L.C. and AdCare Property Holdings, LLC.